UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2012

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 400, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously disclosed, Santarus, Inc. (“Santarus”) filed its new drug application (“NDA”) for Uceris™ (budesonide) tablets with the U.S. Food and Drug Administration (“FDA”) as a section 505(b)(2) NDA, referencing data generated for Entocort® EC (budesonide). In connection with the FDA’s acceptance for filing of the UCERIS NDA, Santarus provided a paragraph IV certification notice to the NDA holder and the patent owner for Entocort EC that its Uceris product does not infringe any claims of the one unexpired patent listed in the Orange Book for Entocort EC or that the claims in the patent are invalid.

Following receipt of Santarus’ paragraph IV certification notice, the NDA holder and patent owner for Entocort EC had 45 days within which to elect to file a patent infringement lawsuit, which would have automatically prevented the FDA from approving the Uceris NDA until the earliest of 30 months, expiration of the patent, settlement of the lawsuit or a decision in the infringement case that was favorable to Santarus.

Santarus discloses that the 45-day period following receipt of Santarus’ paragraph IV certification notice has expired. Santarus has not received notice that a patent infringement lawsuit was filed by the Entocort EC NDA holder or the patent owner within the 45-day period and, as a result, Santarus believes that the Uceris NDA will not be subject to the provision requiring stay of FDA approval for up to 30 months.

Santarus cannot be certain that its Uceris product will otherwise be approved for marketing by the FDA in a timely manner or at all or that Santarus will not be subject to patent infringement litigation in the future.

Forward-Looking Statements

Santarus cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Santarus’ business, including, without limitation: whether Santarus obtains regulatory approval for Uceris in a timely manner or at all, including whether the FDA agrees with the statistical analysis plan for the Uceris Phase III studies, the clinical interpretation of the results and the conduct of the studies and whether the extended use study, which evaluated Uceris 6 mg, provides adequate data to support approval of Uceris 9 mg; whether the FDA requires completion of additional clinical studies or other development programs before approving Uceris; whether the ongoing Phase IIIb clinical study will be completed in a timely manner with a positive outcome; risks associated with the collaboration with Cosmo relating to the MMX product candidates, including the potential for termination of the collaboration; competition from other products; unexpected adverse side effects or inadequate therapeutic efficacy of Santarus’ products and product candidates; the scope and validity of patent protection for Santarus’ products and product candidates; and other difficulties or delays relating to the development, testing, manufacturing and marketing of, and obtaining and maintaining regulatory approvals for, Santarus’ products and product candidates; and other risks detailed in Santarus’ prior public periodic filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: April 10, 2012	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer